                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNITED CITIES GAS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

UNITED CITIES GAS COMPANIES (LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
     The Annual Meeting of Shareholders of United Cities Gas Company
("Company") will be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, April 28, 1995, at 10:30 a.m. local time, for the following purposes:

     1. To elect four directors of the Company;

     2. To approve a Non-Employee Director Stock Plan;

     3. To consider and act upon a proposed Amendment to the Articles of Incorporation of the Company to (i) delete the provisions for Cumulative Preferred Stock and 11 1/2% Cumulative Convertible Preference Stock and (ii) create a class of Preferred Stock;

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     THE CLOSE OF BUSINESS ON MARCH 20, 1995, HAS BEEN FIXED BY THE BOARD OF DIRECTORS AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

                                     By Order of the Board of Directors,

                                     SHIRLEY M. HAWKINS
                                     Senior Vice President and Secretary

Brentwood, Tennessee
March 30, 1995

                                   IMPORTANT
--------------------------------------------------------------------------------
     EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE PROXY PROMPTLY. A BUSINESS REPLY ENVELOPE, REQUIRING NO POSTAGE, IS PROVIDED FOR YOUR USE.

----------------------------------------------------------------------------
  5300 Maryland Way - Brentwood, Tennessee 37027 - Telephone: 615/373-5310

                       United Cities Gas Company(LOGO)

                                                              March 30, 1995

                              PROXY STATEMENT
----------------------------------------------------------------------------
     Proxies in the form enclosed with this statement are solicited by the Board of Directors of United Cities Gas Company to be voted at the Annual Meeting of Shareholders to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, April 28, 1995, at 10:30 a.m. local time, for the purposes set forth in the foregoing Notice of Annual Meeting. This proxy statement and proxy card are being mailed by March 30, 1995.

                           REVOCABILITY OF PROXY
----------------------------------------------------------------------------
     Each valid proxy which is returned will be voted at the meeting. A proxy may be revoked by the person or persons voting at any time prior to the recording of the official vote. Shareholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy.

                             VOTING SECURITIES
----------------------------------------------------------------------------

     As of the close of business on March 20, 1995, the record date fixed by the Board of Directors for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders, there were 10,725,352 shares of Common Stock outstanding.


     Shares of Common Stock held for the accounts of participants in the Company's Dividend Reinvestment and Stock Purchase Plan will be voted by the Plan Administrator in the same manner as the participants vote their shares held of record.

     For employees participating in the Company's 401(k) Plan, which includes a portion of the Company's Common Stock, the proxy card will include the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account under the plan. For those shares held in the plan, the proxy card will serve as a direction to the trustee under the plan as to how the shares are to be voted.


     Shares voted to withhold authority or to abstain will be counted as such and included in the total number of shares represented at the meeting. Shares not voted and broker non-votes will not be included in the tabulation.



     Cumulative voting in the election of directors is permitted. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of shares of stock held as of the record date multiplied by the number of directors to be elected; a shareholder may cast all of such votes for a single director or may cast them for any or all of the directors in any manner desired. There are no conditions precedent to the exercise of the right of cumulative voting.

--------------------------------------------------------------------------------

                      PROPOSAL 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's By-laws presently provide for a board of 8 directors serving staggered three-year terms. The board intends to amend the By-laws to include 9 directors concurrent with the Annual Meeting of Shareholders on April 28. It is proposed that the following four persons be nominated for election as directors, three of which will serve for terms of three years to expire in 1998 and until their successors are elected and qualified and one of which will serve a one-year term to expire in 1996 and until his successor is elected and qualified: Dwight C. Baum, Dale A. Keasling, Dennis
L. Newberry, II and Timothy W. Triplett.


     It is intended that the proxies received in response to this solicitation will be voted for the election of the four persons so nominated, unless otherwise specified. If for any reason any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the remaining directors of the Company. No circumstances are presently known which would render any nominee herein unavailable.

     The name of each director nominee is disclosed below followed by a listing of directors whose terms expire at a later date. Included herein is the principal occupation of each nominee and director and any other business affiliations for the past five years.
--------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY

        RECOMMEND UNANIMOUSLY A VOTE "FOR" THE NOMINEES SET FORTH BELOW.
--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR WHOSE TERMS WILL EXPIRE IN 1998

DWIGHT C. BAUM------------------------------------------------------------------
Chairman of the Board

Retired Senior Vice President
PaineWebber Incorporated

Director Since:  1964
Board Committee:  Audit (ex officio)

     Mr. Baum, 82, was elected chairman of the board in October 1979. He is a retired senior vice president of PaineWebber Incorporated. Mr. Baum is also a director of Dominguez Services Corporation, Measurex Corporation and Westminster Capital Corporation.

DENNIS L. NEWBERRY, II----------------------------------------------------------
Consultant and Private Investor

Retired President and Chief Executive Officer
Texas Gas Transmission Corporation

Director Since:  1986
Board Committee:  Compensation

     Mr. Newberry, 67, has been a consultant and private investor since his retirement as president and chief executive officer of Texas Gas
Transmission Corporation. Mr. Newberry serves on United Cities' retirement committee.

--------------------------------------------------------------------------------

TIMOTHY W. TRIPLETT ------------------------------------------------------------
Partner
Blackwell Sanders Matheny Weary & Lombardi, Attorneys

Director Since:  1992
Board Committee:  Audit

     Mr. Triplett, 40, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi in Overland Park, Kansas. He is a member of the board of trustees of Southwest Baptist University in Bolivar, Missouri.

NOMINEE FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 1996

DALE A. KEASLING----------------------------------------------------------------
President
Home Federal Bank

Director Since:  N/A
Board Committee:  N/A

     Mr. Keasling, 51, is president of Home Federal Bank in Knoxville, Tennessee. He was previously president of Valley Fidelity Bank and Trust Company in Knoxville.

TERMS EXPIRING IN 1996

VINCENT J. LEWIS----------------------------------------------------------------
Senior Vice President
Legg Mason Wood Walker, Inc.

Director Since:  1986
Board Committee:  Audit (chairman)

     Mr. Lewis, 50, is a senior vice president at Legg Mason Wood Walker, Inc. in Rutherford, New Jersey. He served as a director of Tennessee-Virginia Energy Corporation until its acquisition by United Cities Gas Company in 1986.

STIRTON OMAN, JR.---------------------------------------------------------------
Consultant and Private Investor

Director Since:  1976
Board Committee:  Audit

     Mr. Oman, 62, is a consultant and private investor and previously served as chairman of the board of directors of Oman Construction Company in Nashville, Tennessee.

--------------------------------------------------------------------------------

TERMS EXPIRING IN 1997

THOMAS J. GARLAND---------------------------------------------------------------
Executive in Residence and Distinguished Service Professor of the Civic Arts Tusculum College

Director Since:  1990
Board Committee:  Compensation (chairman)

     Mr. Garland, 60, is an executive in residence and distinguished service professor of the civic arts at Tusculum College in Greeneville, Tennessee and also a consultant. He previously served as chancellor of the Tennessee Board of Regents.

GENE C. KOONCE------------------------------------------------------------------
President and Chief Executive Officer

Director Since:  1978
Board Committee:  N/A

     Mr. Koonce, 63, joined the company in 1978 as president and chief executive officer. He is a professional engineer. Mr. Koonce is a director of First American Corporation in Nashville, Tennessee. He is also a director of the American Gas Association. He has served as chairman of the Southern Gas Association and president of the Tennessee Gas Association.

GEORGE C. WOODRUFF, JR.---------------------------------------------------------
Chairman
George C. Woodruff Company

Director Since:  1988
Board Committee:  Compensation

     Mr. Woodruff, 66, is chairman of the George C. Woodruff Company, a real estate development and management firm in Columbus, Georgia. Mr. Woodruff is a director of Synovus Financial Corporation, Columbus Bank and Trust Company, and Total System Services, Inc., all in Columbus, Georgia. He is past director of the Georgia Department of Industry, Trade and Tourism in Atlanta, Georgia.
----------------------------------------

     MR. BAUM, a director, is a retired senior vice president of PaineWebber Incorporated which has performed various investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.

     MR. LEWIS, a director, is a senior vice president of Legg Mason Wood Walker, Inc. which has performed investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.

     MR. TRIPLETT, a director, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi which represents the Company and its primary liability insurance carrier in general liability lawsuits. The Company incurred expenses of $607,409 payable to Blackwell Sanders Matheny Weary & Lombardi in 1994, a portion of which was reimbursed by insurance. The fees paid to Blackwell Sanders Matheny Weary & Lombardi included amounts paid to other attorneys and outside experts under the firm's management.

--------------------------------------------------------------------------------

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
----------------------------------------------------------------------------
     On March 20, 1995, the Company did not have any beneficial owners of 5% or more of the Company's Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------
     The following table sets forth certain information concerning the ownership of Common Stock as of March 20, 1995, (i) by each member of the Board of Directors, (ii) each executive officer named in the Summary Compensation Table herein, and (iii) all directors and executive officers as a group.


                             NUMBER                                                           NUMBER
                           OF SHARES                                                        OF SHARES
                          BENEFICIALLY      PERCENT OF                                     BENEFICIALLY      PERCENT OF
                            OWNED(1)         CLASS(2)                                        OWNED(1)         CLASS(2)
-------------------------------------------------------------------------------------------------------
Dwight C. Baum               209,430            2.0%       Dennis L. Newberry, II               2,227
Thomas R. Blose, Jr.           9,118(3)                    Stirton Oman, Jr.                    1,575
James B. Ford                  6,901(3)                    Glenn B. Rogers                     24,877(3)
Thomas J. Garland              1,832                       Timothy W. Triplett                  3,424
Shirley M. Hawkins             7,068(3)                    George C. Woodruff, Jr.              1,691
Gene C. Koonce                23,743(3)                    All directors and executive
Vincent J. Lewis               8,149                       officers as a group
                                                           (12 persons)                       300,035(3)         2.8%


(1) Beneficial holdings shown herein are deemed to include shares held by spouses and minor children; the directors and officers neither affirm nor deny that such shares are in fact beneficially owned by them.
(2) Unless otherwise noted, less than 1% per individual.
(3) Includes shares that may be acquired pursuant to the exercise of stock options exercisable within 60 days of March 20, 1995, as follows: 6,000 shares for Mr. Blose, 3,000 shares for Mr. Ford, 1,000 shares for Ms. Hawkins, 7,800 shares for Mr. Koonce and 12,200 shares for Mr. Rogers; and 30,000 shares for all directors and executive officers as a group.

--------------------------------------------------------------------------------

                  MEETINGS AND FEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
     During 1994 the Company's Board of Directors held six meetings and each incumbent director attended more than 75% of the aggregate board and committee meetings of the Committee on which he served.

     Non-officer directors of the Company receive an annual retainer fee of $18,000. In addition, these directors are paid $750 for each meeting of the Board of Directors and $500 for each committee meeting attended. Mr. Baum, as Chairman of the Board of Directors, receives an additional annual retainer fee of $8,000.

     In February 1992, a deferred compensation plan for members of the Company's Board of Directors was established. Under the plan, eligible participants may defer, until after termination of services as a director, any or all compensation for service on the Board. Interest will accrue on any deferred compensation balance. As of December 31, 1994, there was one participant in the plan deferring 65% of his total director compensation.

                      COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
     The Company has an Audit Committee comprised of the following directors: Mr. Baum, Mr. Lewis (chairman), Mr. Oman, and Mr. Triplett. The
Audit Committee has responsibility for recommending to the Board of Directors the annual selection of independent public accountants, reviewing the scope of their audits, taking action as required with respect to audit reports submitted and reporting to the full Board of Directors. Two meetings were held during 1994.

     The Company has a Compensation Committee comprised of the following directors: Mr. Garland (chairman), Mr. Newberry, and Mr. Woodruff. The Compensation Committee has responsibility for recommending officer pay levels to the Board of Directors for approval. Three meetings were held in 1994.

     The Company had a Nominating Committee during 1994 comprised of the following directors: Mr. Baum, Mr. Garland, Mr. Lewis and Mr. Koonce. The Nominating Committee has responsibility for considering nominees brought to its attention by management and shareholders. One meeting was held during 1994.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
     The following table contains information with respect to compensation awarded, earned or paid during the years 1992-1994 to (i) the chief executive officer, and (ii) the other four most highly compensated officers of the Company in 1994, whose total remuneration paid in 1994 exceeded
$100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                   ANNUAL COMPENSATION               ------------
                                         ----------------------------------------     SECURITIES
                                                                     OTHER ANNUAL     UNDERLYING      ALL OTHER
                                                                     COMPENSATION      OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)    BONUS ($)        ($)(1)          (#)(2)          ($)(3)
-----------------------------------------------------------------------------------------------------------------
Gene C. Koonce                    1994    $281,000      $ 43,560                       9,000            $1,152
  President & Chief               1993     260,846        76,860          --              --             1,152
  Executive Officer               1992     250,619        55,200          --              --               432

James B. Ford                     1994     148,192        25,028                       5,000               812
  Senior Vice President           1993     138,625        41,672          --              --               760
  & Treasurer                     1992     131,110        30,313          --              --               432

Thomas R. Blose, Jr.              1994     145,846        24,495                       5,000               795
  Senior Vice President --        1993     135,573        40,672          --              --               742
  Operations & Engineering        1992     128,011        29,585          --              --               432

Glenn B. Rogers                   1994     117,836        18,769                       5,000               489
  Senior Vice President --        1993     111,721        32,025          --              --               605
  Gas Supply & Marketing          1992     105,556        24,250          --              --               432

Shirley M. Hawkins                1994      91,669        14,025                       5,000               657
  Senior Vice President           1993      82,042        21,485          --              --               426
  & Secretary                     1992      74,218        12,604          --              --               312

(1) The aggregate amount of such compensation for the named officers did not exceed 10% of the total annual salary and bonus for the reported years.
(2) All of the options issued during 1994 were nonqualified stock options.
(3) Dollar value of term life insurance premiums paid by the Company.

--------------------------------------------------------------------------------

                              LONG-TERM STOCK PLAN
--------------------------------------------------------------------------------
     Under the Long-Term Stock Plan implemented in 1989, the Compensation Committee may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or any combination thereof to officers and key employees of the Company and its subsidiaries selected by, and on the terms established by, the Compensation Committee at the time of grant. The Long-Term Stock Plan, which was approved by the shareholders of the Company, will be in effect for ten years.

     The Long-Term Stock Plan has a Stock Appreciation Right ("SAR") feature which provides optionees the right to receive appreciation in the shares of Common Stock subject to such option in Common Stock or cash, or a combination thereof, equal in value to the difference between the fair market value of such shares on the date of exercise and the option exercise price. In addition, the Long-Term Stock Plan provides for payment to the Company of the exercise price of the options in either cash, Common Stock held by an optionee at the time of exercise, or a combination thereof.

                STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides information concerning stock option grants to the Named Executive Officers who were granted stock options during the 1994 Fiscal Year.

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                                                             VALUE AT ASSUMED
                                    INDIVIDUAL GRANTS                                         ANNUAL RATES OF
-----------------------------------------------------------------------------------------       STOCK PRICE
                                              % OF TOTAL OPTIONS                             APPRECIATION FOR
                                                  GRANTED TO       EXERCISE                     OPTION TERM
                                    OPTIONS       EMPLOYEES          PRICE     EXPIRATION   -------------------
               NAME                 GRANTED     IN FISCAL YEAR     ($/SHARE)    DATE(1)       5%         10%
---------------------------------------------------------------------------------------------------------------
Gene C. Koonce                       9,000           19.57%         $ 16.00      04/29/04   $90,561    $229,499
James B. Ford                        5,000           10.87%         $ 16.00      04/29/04    50,312     127,499
Thomas R. Blose, Jr.                 5,000           10.87%         $ 16.00      04/29/04    50,312     127,499
Glenn B. Rogers                      5,000           10.87%         $ 16.00      04/29/04    50,312     127,499
Shirley M. Hawkins                   5,000           10.87%         $ 16.00      04/29/04    50,312     127,499

(1) These options vest at a rate of 20% per year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information as of December 31, 1994 with respect to the exercised and unexercised options to purchase the Company's Common Stock granted under the Long-Term Stock Plan of 1989.

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                          OPTIONS/SARS AT                OPTIONS/SARS AT
                         SHARES                       FISCAL YEAR-END (#)(2)         FISCAL YEAR-END ($)(3)
                      ACQUIRED ON     VALUE (1)     ---------------------------   -----------------------------
        NAME          EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Gene C. Koonce           --              --         3,600/1,260    3,600/1,260    $ 6,900/2,415   $ 8,550/2,993
James B. Ford             3,000          13,625         --         3,000/1,050         --           7,125/2,494
Thomas R. Blose, Jr.     --              --         3,000/1,050    3,000/1,050      5,750/2,013     7,125/2,494
Glenn B. Rogers          --              --         9,600/3,360      2,400/840     17,300/6,055     5,700/1,955

(1) Market value of underlying shares at time of exercise minus the exercise price.
(2) Stock options granted under the Long-Term Stock Plan vest at a rate of 20% per year.
(3) Market value of underlying securities at fiscal year-end (December 31, 1994) of $15.75 per share minus the exercise price.

--------------------------------------------------------------------------------

                           QUALIFIED RETIREMENT PLAN
--------------------------------------------------------------------------------
     The following table shows the estimated annual benefits (based on a 10 Years Certain and Life Annuity payable at age 65) payable to employees and officers upon retirement under the Company's Qualified Retirement Plan.

     Considered compensation equals salary and bonus. The calculation of retirement benefits under the plan is based upon final average earnings for the highest five consecutive years of the ten years preceding retirement. The benefits shown are not subject to offset for Social Security or other benefits.

     The current compensation and the years of credited service that would be used in calculating benefits under the Qualified Retirement Plan for the executives named in the Summary Compensation Table are as follows: Koonce, $358,860, 18 years of service; Ford, $190,864, 30 years of service; Blose, $187,518, 35 years of service; Rogers, $150,861, 33 years of service; and Hawkins, $117,380, 33 years of service.

                                                       BASED ON THE FOLLOWING YEARS OF SERVICE:
          FINAL AVERAGE     -------------------------------------------------------------------
    ANNUAL COMPENSATION          15          20          25          30          35          40
-----------------------------------------------------------------------------------------------
       $  30,000            $ 7,200     $ 9,600     $12,000     $13,725     $15,450     $17,175
          40,000              9,600      12,800      16,000      18,300      20,600      22,900
          50,000             12,000      16,000      20,000      22,875      25,750      28,625
          75,000             18,000      24,000      30,000      34,313      38,625      42,938
         100,000             24,000      32,000      40,000      45,750      51,500      57,250
         125,000             30,000      40,000      50,000      57,188      64,375      71,563
         150,000             36,000      48,000      60,000      68,625      77,250      85,875
         175,000             36,000*     48,000*     60,000*     68,625*     77,250*     85,875*

* Compensation limited to $150,000 under Internal Revenue Code Section
401(a)(17).

--------------------------------------------------------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------------------------------------------------
     The following table shows the estimated total annual regular benefit that a participant in the Company's non-qualified Supplemental Executive Retirement Plan (SERP) would be entitled to receive at age 65 or upon determination of total and permanent disability as defined in the Plan, given the years of service and the compensation levels indicated. The plan provides for payment of supplemental retirement benefits equal to 70% of the officer's basic rate of annual compensation at the time he retires, reduced by the sum of (i) benefits receivable under the Company's Qualified
Retirement Plan and (ii) the annual Primary Insurance Amount payable as the result of participation in the Social Security Program. Estimated Social Security benefits were determined for an individual born in 1930 and using the law effective January 1, 1995. Actual benefits will vary depending on an officer's year of birth and pay history.

     All officers named in the Summary Compensation Table are eligible to participate in the SERP. Estimated credited service at Normal Retirement Date (age 65) for Koonce, Ford, Blose, Rogers, and Hawkins, is 18, 30, 35, 33 and 33 years, respectively.

                                         BASED ON THE FOLLOWING YEARS OF SERVICE:
     BASIC RATE OF          -------------------------------------------------------------------
  ANNUAL COMPENSATION         15          20          25          30          35          40
-----------------------------------------------------------------------------------------------
       $  30,000            $ 1,776     $     0*    $     0*    $     0*    $     0*    $     0*
          40,000              5,056       1,856           0*          0*          0*          0*
          50,000              8,996       4,996         996           0*          0*          0*
          75,000             20,016      14,016       8,016       3,704           0*          0*
         100,000             31,516      23,516      15,516       9,766       4,016           0*
         125,000             43,016      33,016      23,016      15,829       8,641       1,454
         150,000             54,516      42,516      30,516      21,891      13,266       4,641
         175,000             72,016      60,016      48,016      39,391      30,766      22,141
         200,000             89,516      77,516      65,516      56,891      48,266      39,641
         225,000            107,016      95,016      83,016      74,391      65,766      57,141
         250,000            124,516     112,516     100,516      91,891      83,266      74,641
         275,000            142,016     130,016     118,016     109,391     100,766      92,141
         300,000            159,516     147,516     135,516     126,891     118,266     109,641

* The benefit determined under the Qualified Retirement Plan is in excess of the benefit determined under the SERP. Therefore, no supplemental benefits are payable.

              COMPLIANCE WITH OWNERSHIP REPORTING REQUIREMENTS
----------------------------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and officers in 1994. Under the Section 16(a) rules, directors and officers are required to file a Form 4 on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred. Due to an administrative error, Timothy W. Triplett, a director of the Company, failed to file a report for May reflecting the purchase of 160 shares. George C. Woodruff, Jr., also a director of the Company, failed to file a report for January reflecting the purchase of 111 shares. The shares were reported on Form 5 as required by the Securities and Exchange Commission.

--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
     The Compensation Committee of the Company, made up of three independent members of the Board of Directors, determines the compensation level of the chief executive and other officers of the Company. To assist the Committee in its review and evaluations, independent compensation consultants are retained periodically to confirm the competitiveness of the Company's compen-sation policies and practices. Among considerations, the elements of compensation and factors and subjective criteria used in the determination of the compensation of executive officers are as follows:

      ELEMENTS OF
     COMPENSATION                                     FACTORS AND CRITERIA
-----------------------------------------------------------------------------------------
      Base Salary                 -     Level of responsibility and experience
                                  -     Market comparisons of the base salaries for
                                        similar positions at other similar industry
                                        companies
                                  -     Corporate performance as measured by shareholder
                                        return on equity and earnings
                                  -     Individual performance, including quality and
                                        implementation of the strategic plan,
                                        organizational and management development,
                                        industry and civic involvement

     Annual Bonus                 -     Goals (equal to 10% - 37.5% of base salary) are
                                        established with respect to return on equity,
                                        cost containment and customer growth
                                  -     No awards are payable unless the Company's return
                                        on equity equals or exceeds the established
                                        threshold for the year
                                  -     Percentage goals are based on market comparisons
                                        of bonuses for similar positions at other
                                        companies
                                  -     Corporate performance as measured by shareholder
                                        return on equity and cost containment
                                  -     Individual performance, separate from overall
                                        Company performance, can affect bonus target
                                        amount either positively or negatively

     Stock Options                -     Market comparisons of the stock options for
                                        certain officers are based on goals attained and
                                        similar positions in other companies

                                CEO COMPENSATION

     On recommendation of the Compensation Committee and approval of the Board of Directors, Mr. Koonce's base salary was set at a level of $290,000 at the April 1994 meeting of the Board of Directors in recognition of his efforts in cost containment, improved earnings, increases in shareholder value, continued acquisition program, improvement in the equity base of the Company and other subjective factors. The Compensation Committee held three meetings during 1994, and no recommendations of the Compensation Committee were rejected by the Board of Directors.

Submitted by the Compensation Committee of the Board of Directors of the Company.

                         Thomas J. Garland -- Chairman
               Dennis L. Newberry, II     George C. Woodruff, Jr.

--------------------------------------------------------------------------------

                              COMPANY PERFORMANCE
--------------------------------------------------------------------------------
     The following graph compares the Company's performance, as measured by the change in price of its Common Stock plus reinvested dividends, with the Standard & Poor's ("S&P") 500 Stock Index and the American Gas Association's Distribution Company Index for the five years ended December 31, 1994.

                                   (Graph)

                                                              Amer. Gas
                                  United       Standard &       Assn's
   Measurement Period           Cities Gas     Poor's 500    Distribution
 (Fiscal Year Covered)           Company      Stock Index     Co. Index
1989                                   $100           $100           $100
1990                                     97             97            101
1991                                    125            126            122
1992                                    135            136            146
1993                                    160            150            170
1994                                    145            152            166

The companies in the American Gas Association's Distribution Company Index noted above are as follows: Atlanta Gas Light Company, Atmos Energy Corporation, Bay State Gas Company, Brooklyn Union Gas Company, Cascade Natural Gas Corporation, Colonial Gas Company, Connecticut Energy Corporation, Connecticut Natural Gas, Delta Natural Gas Company, Inc., EnergyNorth, Inc., EnergyWest, Essex County Gas Company, Indiana Energy, Inc., MCN Corporation, Mobile Gas Service Corporation, New Jersey Resources Corporation, North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, Peoples Energy Corporation, Piedmont Natural Gas Company, Providence Energy Corporation, Public Service Company of North Carolina, Southern Union Company, United Cities Gas Company, Washington Gas Light Company, and Yankee Energy System, Inc.

--------------------------------------------------------------------------------

         PROPOSAL 2 -- APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK PLAN
----------------------------------------------------------------------------

GENERAL

     The Board of Directors has adopted, subject to the approval of the Company's shareholders, the United Cities Gas Company Non-Employee Director Stock Plan (the "Plan"). The purpose of the Plan is to help strengthen the common interest of the directors and shareholders of the Company in enhancing the value of the common stock, no par value, of the Company (the "Company Common Stock"). If approved by the Company's shareholders, the Plan will give those directors who are not also employees of the Company or any of its subsidiaries the opportunity to elect to receive shares of Company Common Stock in lieu of receiving some or all of the annual cash retainer compensation which they would otherwise be entitled to receive as directors of the Company. A copy of the Plan is attached as Exhibit A hereto, and the summary description below is qualified in its entirety by reference to such Exhibit.

     The following table indicates the number of shares of Company Common Stock each Non-Employee Director would have received pursuant to the Plan during the fiscal year 1994 if the Plan had been in effect and if each of the directors eligible to participate in the Plan had chosen to receive 100 percent of his or her annual cash retainer compensation in Company Common Stock:

                               NEW PLAN BENEFITS
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

                                                                    DOLLAR VALUE OF
                                                                      ANNUAL CASH
                                                                       RETAINER           NUMBER OF
                        NAME AND POSITION                           COMPENSATION($)       SHARES(1)
---------------------------------------------------------------------------------------------------
Dwight C. Baum, Chairman of the Board                                    26,000             1,650
Thomas J. Garland, Director                                              18,000             1,142
Vincent J. Lewis, Director                                               18,000             1,142
Dennis L. Newberry, II, Director                                         18,000             1,142
Stirton Oman, Jr., Director                                              18,000             1,142
Timothy W. Triplett, Director                                            18,000             1,142
George C. Woodruff, Jr., Director                                        18,000             1,142
All current directors who are not executive officers as a group         134,000             8,502

(1) Based on $15.75 per share as of December 31, 1994, as reported on NASDAQ/NMS.

                  SUMMARY OF NON-EMPLOYEE DIRECTOR STOCK PLAN
--------------------------------------------------------------------------------

     The following is a summary of the major provisions of the Plan:

     Shares Subject to the Plan -- If the Plan is approved, an aggregate of 100,000 shares of Company Common Stock (the "Stock") will be reserved for future issuance under the Plan. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, or any other change in the capital structure or shares of the Company, the Board of Directors may make such equitable adjustments, as they may deem appropriate, in the number and class of shares authorized to be issued under the Plan.

          Eligibility -- Any person who is serving as a director of the Company and who is not an employee of the Company or any of its subsidiaries (an "Eligible Director," or as to all non-

--------------------------------------------------------------------------------
employee directors, collectively, the "Eligible Directors") shall be eligible to participate under the Plan.

     Payment Periods -- The three-month periods, January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31, are Payment Periods during which Compensation may be deferred and deemed to have accumulated under the Plan.

     Stock Purchases -- Stock may be purchased only on the final business day in each Payment Period, such final business day being referred to as the "Price Date;" provided, however, that no Stock may be acquired by an Eligible Director until a Price Date occurring on or after the second business day after the 185th day following the date the Eligible Director elects to receive Stock by delivering a written election to the Investor Relations/Corporate Communications Department of the Company. In such election an Eligible Director must elect to receive Stock equal to 25, 50, 75 or 100 percent of his or her Compensation. An Eligible Director shall be deemed to have earned one-fourth of his or her Compensation on each Price Date. As used in the Plan, the term "Compensation" means only the annual retainer fee payable to an Eligible Director, as the same may be adjusted from time to time, and shall not include any other fees or retainers payable to an Eligible Director by the Company for his or her services as a director or any portion of an Eligible Director's annual retainer fee which is treated as Deferred Compensation under the Company Directors' Deferred Compensation Plan.

     Only full shares of Stock may be purchased. Any balance remaining of an Eligible Director's Compensation after a purchase will be reported to the director and will be carried forward to the next Payment Period.

     Purchase Price -- The price of each share of Stock acquired pursuant to the Plan will be the lesser of (i) the average closing prices for the Company Common Stock in the NASDAQ Over-the-Counter National Market Issues report of the Midwest Edition of the Wall Street Journal, during the 30-day period prior to the Price Date applicable to the issuance of the Stock or (ii) the price so quoted on the Price Date applicable to the issuance of the Stock, or on the last preceding day quotations are available.

     Non-Transferability of Rights -- Rights granted to an Eligible Director pursuant to the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during one's lifetime, only by that individual.

     Termination of and Amendments to the Plan -- The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time; provided, however, that without the approval of the Company's shareholders, no alteration or amendment may be made which would (i) increase the aggregate number of shares of Stock which may be issued under the Plan (except as described above in Shares Subject to the Plan), (ii) change the category of Directors eligible to acquire Stock under the Plan, or (iii) materially increase the benefits to Eligible Directors under the Plan. In any event, the Plan shall terminate on the earlier of (i) 10 years after the effective date of the Plan, or (ii) when all or substantially all of the Stock has been issued pursuant to the Plan. If, at any time, Stock remains available for issue but not in sufficient numbers to satisfy all then unfilled acquisition requirements such shares shall be apportioned equally among the Eligible Directors with then unfilled acquisition requirements.

--------------------------------------------------------------------------------

     Administration of the Plan -- The Treasurer of the Company, or an alternate named by the Treasurer, will administer the Plan and make such interpretations and rulings as are necessary in connection with its operation.

     Miscellaneous Information -- It is the intent of the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934. Accordingly, if any provision of the Plan does not comply with the requirements of said Rule 16b-3 as then applicable to any such Eligible Director, or would cause any Eligible Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Eligible Director. In addition, the Board of Directors of the Company shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan or take other action if and to the extent such authority would cause an Eligible Director's transactions under the Plan not to be exempt or any Eligible Director no longer to be deemed a "disinterested person," under Rule 16b-3 under the Securities Exchange Act of 1934.

     Regulatory Approval -- The Plan will not become effective until authorization for the issuance of the additional 100,000 shares has been received from the Georgia Public Service Commission, the Illinois Commerce Commission, the Tennessee Public Service Commission, and the State Corporation Commission of the Commonwealth of Virginia and the State Corporation Commission of the State of Kansas.

     The proposed Non-Employee Director Stock Plan must be approved by the holders of a majority of the outstanding shares of Common Stock of the Company present or represented at the meeting and entitled to vote.
--------------------------------------------------------------------------------
         MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND
           UNANIMOUSLY A VOTE "FOR" THE ADOPTION OF THE NON-EMPLOYEE
                DIRECTOR STOCK PLAN AS SET FORTH IN PROPOSAL 2.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          PROPOSAL 3 -- AMENDMENT TO THE ARTICLES OF INCORPORATION TO
          (I) DELETE THE PROVISIONS FOR CUMULATIVE PREFERRED STOCK AND
              11 1/2% CUMULATIVE CONVERTIBLE PREFERENCE STOCK AND
                     (II) CREATE A CLASS OF PREFERRED STOCK
--------------------------------------------------------------------------------

     The proposed amendment to Article Five (the "Proposed Amendment") of the Articles of Incorporation (the "Articles") of the Company would provide for the creation of 200,000 shares of preferred stock, without par value (the "Preferred Stock"), and would delete the provisions in Article Five which authorize the Company to issue 200,000 shares of Cumulative Preferred Stock, par value $100.00 (the "Cumulative Preferred Stock") and 58,000 shares of 11 1/2% Cumulative Convertible Preference Stock, par value $100.00 (the "Preference Stock"). The authorized shares of Common Stock, no par value (the "Common Stock") would remain unchanged. The text of the Proposed Amendment is attached to this Proxy Statement as Exhibit B.

     Article Five currently authorizes the Company to issue 40,258,000 shares divided into three classes consisting of 200,000 shares of the Cumulative Preferred Stock, 58,000 shares of the Preference Stock, of which 17,349 shares are available for issuance, and 40,000,000 shares of the Common Stock. As of March 20, 1995, there are no issued and outstanding shares of the Cumulative Preferred Stock or the Preference Stock.

     The Cumulative Preferred Stock is issuable, subject to certain restrictions contained in Article Five, in series, with such variations as to dividend rate, terms of redemption, amounts payable in the event of voluntary or involuntary liquidation and sinking fund provisions and such conversion rights, if any, as may be established by the Company's Board of Directors. Pursuant to Article Five, the Company is not permitted to pay dividends on the Common Stock until full accrued and unpaid dividends on outstanding shares of the Cumulative Preferred Stock have been paid. In addition, Article Five contains provisions that either restrict certain corporate actions or require the approval of certain corporate actions by the holders of Cumulative Preferred Stock, so long as any shares of Cumulative Preferred Stock are outstanding.

     The Preference Stock is issuable by the Board of Directors. The dividend rate, terms of redemption, amounts payable in the event of voluntary or involuntary liquidation, sinking fund requirements and conversion rights of the Preference Stock are expressly set forth in Article Five. Pursuant to Article Five all shares of the Preference Stock which are issued and reacquired by the Company may not be reissued. Only 17,349 shares of the Preference Stock remain available for issuance.

          The Proposed Amendment eliminating the Cumulative Preferred Stock and the Preference Stock and creating the Preferred Stock will give the Board of Directors authority similar to the authority currently granted to the Board of Directors with respect to the Cumulative Preferred Stock. The Board of Directors will have the authority to determine the designations, preferences, conversion rights, special or relative rights, qualifications, limitations or restrictions (collectively, the "Limitations and Restrictions") with respect to the Preferred Stock. Therefore, the Board of Directors of the Company will, in the event of the approval of this proposal by the Company's shareholders, be entitled to authorize the creation and issuance of 200,000 shares of the Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance thereof. Under applicable law, shares of the Cumulative Preferred Stock are issuable for the consideration determined by the Board of Directors, so long as such consideration is

--------------------------------------------------------------------------------
at least equal to the par value of such shares. The Preferred Stock will not have a par value. As a result, the Board of Directors will have the authority to issue shares of the Preferred Stock for the consideration determined in good faith by the Board of Directors.

     The Board of Directors believes the proposed amendment and the creation of the Preferred Stock is in the best interests of the Company and its shareholders and believes it is advisable to authorize such shares to have them available in connection with such future financings, acquisitions and other uses not presently determinable as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of the Preferred Stock without further shareholder action. The Board of Directors also believes that the availability of the Preferred Stock will enhance the Company's flexibility and potential cost efficiencies in connection with possible future transactions, such as financings, corporate mergers, acquisitions, possible funding of new businesses or for other corporate purposes. The Proposed Amendment will provide the Board of Directors with more flexibility in issuing the Preferred Stock and determining the Limitations and Restrictions for the Preferred Stock than it currently has with respect to the Cumulative Preferred Stock since certain of the special rights of the Cumulative Preferred Stock, such as restrictions on corporate action while the Cumulative Preferred Stock is outstanding and requirements that the outstanding Cumulative Preferred Stock approve certain corporate action, will be eliminated from Article Five. The Board of Directors will retain the discretion to fix the terms of any such special rights with respect to the Preferred Stock which terms may, in the discretion of the Board of Directors, include similar restrictions and approval requirements.

     It is not possible to state the actual effect of the authorization of the Preferred Stock on the rights of holders of the Common Stock until the Board of Directors determines the respective rights of the holders of one or more series of the Preferred Stock. However, such effect might include (i) restrictions on dividends; (ii) special voting rights granted to the holders of the Preferred Stock to approve certain corporate actions; (iii) dilution of the equity interest and voting power if the Preferred Stock were convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of Common Stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the Preferred Stock.

     Each outstanding share, regardless of class, shall continue to be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In addition, each shareholder shall continue to have the right to cumulate the shares owned by him or her in all elections for directors, and shareholders will not have preemptive rights to subscribe for any unissued stock of any class or any additional shares of any class.

          The Board of Directors is required to make any determination to issue shares of the Preferred Stock based on their judgment as to the best interests of the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of the Preferred Stock within the limits imposed by applicable laws that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors this action will be in the best interests of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Common Stock, on any merger, sale or exchange of

--------------------------------------------------------------------------------
assets by the Company or any other extraordinary corporate transaction. The existence of the authorized Preferred Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders and the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company. Such issuance of the Preferred Stock could also have the effect of diluting the earnings per share, book value per share and voting power of Common Stock held by shareholders.

     While the Company may consider issuing the Preferred Stock in the proximate future for purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements, understandings or arrangements which would result in the issuance of any shares of the Preferred Stock. Therefore, the terms of any Preferred Stock subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

     The proposed amendment to the Articles must be approved by the holders of a majority of the outstanding shares of Common Stock of the Company.
--------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY
                RECOMMEND UNANIMOUSLY A VOTE "FOR" THE AMENDMENT
                  TO ARTICLE FIVE AS SET FORTH IN PROPOSAL 3.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
     The annual appointment of independent accountants is approved by the Board of Directors, upon recommendation of the Audit Committee. Arthur
Andersen & Co., independent public accountants, have been auditors of the accounts of the Company since January 1, 1965.

     A representative of Arthur Andersen & Co. will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions as needed.

                             SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------
     In order for any proposals by shareholders to be included in the 1996 proxy materials for the 1996 Annual Meeting, all such proposals intended for presentation at the 1996 Annual Meeting should be mailed to United Cities Gas Company, Shirley M. Hawkins, Senior Vice President and Secretary, 5300 Maryland Way, Brentwood, Tennessee 37027, and must be received no later than December 4, 1995.

                                    GENERAL
--------------------------------------------------------------------------------
     The management knows of no other matters to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote thereon according to their best judgment. No financial statements are included herein because they are not deemed material to the exercise of prudent judgment with respect to any matter being acted upon at the Annual Meeting.

     The 1994 Annual Report to Shareholders of the Company, including financial statements, is enclosed.

                            EXPENSES OF SOLICITATION
--------------------------------------------------------------------------------
     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances and without additional remuneration, be made personally, or by telephone, or mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock.

                                       By Order of the Board of Directors,

                                       SHIRLEY M. HAWKINS
                                       Senior Vice President and Secretary

Brentwood, Tennessee
March 30, 1995

--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                           UNITED CITIES GAS COMPANY
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

1. PURPOSE OF THE PLAN

     The purpose of the United Cities Gas Company Non-Employee Director Stock Plan (the "Plan") is to promote the ownership by non-employee directors of United Cities Gas Company, an Illinois and Virginia corporation (the "Company"), of shares of common stock, without par value, of the Company ("Company Common Stock"), by allowing non-employee directors of the Company to elect to receive shares of Company Common Stock in lieu of their receiving some or all of the annual cash retainer compensation which they would otherwise be entitled to receive as payment for their services rendered as directors of the Company. The Company believes that ownership of Company Common Stock by its non-employee directors aligns the interests of such non-employee directors more closely with the interests of the shareholders of the Company and that the Plan will also assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors of the Company.

2. ELIGIBILITY AND SHARES ISSUED UNDER THE PLAN

     Any person who is serving as a director of the Company and who is not an employee of the Company or any of its subsidiaries shall be eligible to participate under the Plan (hereinafter referred to individually as an "Eligible Director" and collectively as the "Eligible Directors").

     The total number of shares of Company Common Stock which may be issued under the Plan (the "Stock") shall not exceed 100,000. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, or any other change in the capital structure or shares of the Company, the Board of Directors may make such equitable adjustments, as they may deem appropriate, in the number and class of shares authorized to be issued hereunder.

3. PAYMENT PERIODS

     The three-month periods, January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31, are "Payment Periods" during which Compensation (as hereinafter defined) may be deferred and deemed to have accumulated under the Plan for the acquisition of Stock.

4. COMPENSATION ELECTIONS

          Stock may be acquired only on the final business day in each Payment Period (a "Price Date"); provided, however, that no Stock may be acquired by an Eligible Director until a Price Date occurring on or after the second business day after the 185th day following the date the Eligible Director delivers a written election to receive Stock. Not later than May 1, 1995, an Eligible Director may, by filing a written election with the Investor Relations/Corporate Communications Department of the Company (the "Department"), direct the Company to pay his or her Compensation for all Payment Periods ending on or after the date of the election in such amounts of Stock as specified by such Eligible Director. In such election an Eligible Director must elect to

--------------------------------------------------------------------------------
receive Stock equal to 25, 50, 75 or 100 percent of his or her Compensation. An Eligible Director shall be deemed to have earned one-fourth of his or her Compensation on each Price Date. As used herein, the term "Compensation" shall mean only the annual retainer fee payable to an Eligible Director, as the same may be adjusted from time to time, and shall not include any other fees or retainers payable to an Eligible Director by the Company for his or her services as a director or any portion of an Eligible Director's annual retainer fee which is treated as Deferred Compensation under the Company Directors' Deferred Compensation Plan.

     After May 1, 1995, any new election, which may be an initial election or an amendment to any prior election, may be made by an Eligible Director effective as of the next January 1 thereafter for Payment Periods ending after such January 1, by filing such written election with the Department prior to such January 1; provided, however, that upon any such new election, no Stock may be acquired by an Eligible Director with respect to Payment Periods following the effective date thereof until a Price Date occurring on or after the second business day after the 185th day following the date the Eligible Director delivers his new written election to receive Stock. Only full shares of Stock may be acquired. Any balance of the Compensation remaining after the Stock acquisition will be carried forward to the next Payment Period. Upon termination of a Director's participation in the Plan, any remaining balance of such Director's Compensation retained under the Plan shall be paid to the Director in cash.

     Once an election by an Eligible Director to receive some or all of his or her Compensation in Stock becomes effective pursuant to this Section 4, such election shall remain in effect until the earlier of (i) the termination of the Plan, (ii) a new election is effective as provided herein, or (ii) a written notice of withdrawal from the Plan is given to the Department prior to January 1 of any year to be effective for Payment Periods ending after such January 1.

5. STOCK PURCHASE PRICE

     The price of each share of Stock acquired pursuant to the Plan will be the lesser of (i) the average closing prices for the Company Common Stock in the NASDAQ Over-the-Counter National Market Issues report of the Midwest Edition of the Wall Street Journal, during the 30-day period prior to the Price Date applicable to the issuance of the Stock or (ii) the price so quoted on the Price Date applicable to the issuance of the Stock, or on the last preceding day quotations are available. The price for each share of Stock to be acquired with respect to a Payment Period which ends prior to the date the Eligible Director is entitled to acquire Stock as provided in Section 4 shall be the first Price Date to occur on or after the date the Eligible Director is entitled to acquire Stock as provided in Section 4. (i.e. The Price Date for all Stock to be acquired for all Payment Periods ending in 1995 for an election filed in April of 1995 would be Friday, December 29, 1995).

6. ISSUANCE OF STOCK

     Certificates for Stock acquired pursuant to the Plan will be issued and delivered as soon as practicable after such acquisition. Stock acquired under the Plan will be issued only in the name of the Eligible Director. Upon issuance, Stock will be deemed fully paid and non-assessable.

7. TERM OF THE PLAN

          The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time provided, however, that without the approval of the Company's shareholders, no alteration or amendment may be made which would
(i) increase the aggregate number of shares of Stock

--------------------------------------------------------------------------------
which may be issued under the Plan (except by operation of Section 2), (ii) change the category of Directors eligible to acquire Stock under the Plan, or
(iii) materially increase the benefits to Eligible Directors under the Plan. Notwithstanding the foregoing, the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended, or the rules thereunder, if such amendment would cause the Plan not to be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. In any event, the Plan shall terminate on the earlier of (i) 10 years after the effective date of the Plan, or (ii) when all or substantially all of the Stock has been issued pursuant to the Plan. If, at any time, Stock remains available for issue but not in sufficient numbers to satisfy all then unfilled acquisition requirements such shares shall be apportioned equally among the Eligible Directors with then unfilled acquisition requirements.

8. ASSIGNMENT

     No right or interest of any Eligible Director or his or her beneficiary (or any person claiming through or under such Eligible Director or his or her beneficiary) in any benefit or payment under the Plan shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Eligible Director.

9. TERMINATION OF ELIGIBILITY

     When an Eligible Director ceases to be a director of the Company because of retirement, resignation, discharge, death, or for any other reason, or becomes ineligible to participate in the Plan, written notice of withdrawal will be considered as having been received from him or her prior to the close of business on the day his or her service as a director of the Company ceases, or on which he or she becomes ineligible to participate in the Plan, and any elections made for the Payment Period during which his or her service ceases or for future Payment Periods shall be deemed canceled. If an Eligible Director's Compensation is interrupted by any legal process, written notice of withdrawal from the Plan will be considered as having been received from him or her before the close of business on the day the interruption occurs.

10. COMPLIANCE WITH RULE 16B-3

     It is the intent of the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934. Accordingly, if any provision of the Plan does not comply with the requirements of said Rule 16b-3 as then applicable to any such Eligible Director, or would cause any Eligible Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Eligible Director. In addition, the Board of Directors of the Company shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan or take other action if and to the extent such authority would cause an Eligible Director's transactions under the Plan not to be exempt or any Eligible Director no longer to be deemed a "disinterested person," under Rule 16b-3 under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------

11. ADMINISTRATION OF THE PLAN

     The Treasurer of the Company, James B. Ford, 5300 Maryland Way, Brentwood, TN 37027 or an alternate named by him, will administer the Plan until its termination and make such interpretations and rulings as are necessary in connection with its operations. Such administrator will not receive any compensation from the assets of the Plan.

12. GOVERNING LAW

     This plan shall be governed by and construed in accordance with the laws of the State of Illinois.

13. SUCCESSORS

     The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

14. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of February 28, 1995, subject to approval by the shareholders of the Company. Any elections made prior to such shareholder approval shall be contingent on such approval, and if such approval is not obtained prior to April 30, 1995, all elections made pursuant to the Plan shall be canceled.

15. REGULATORY COMPLIANCE AND LISTING

     The issuance or delivery of any shares of Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares including, without limitation, approval by all applicable regulatory commissions and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

16. NO RIGHT TO CONTINUED SERVICE

     Nothing contained herein shall be construed to confer upon any Eligible Director the right to continue to serve as a director of the Company or in any other capacity.

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

          TEXT OF PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
          TO (I) DELETE THE PROVISIONS FOR CUMULATIVE PREFERRED STOCK
              AND 11 1/2% CUMULATIVE CONVERTIBLE PREFERENCE STOCK
                   AND (II) CREATE A CLASS OF PREFERRED STOCK
--------------------------------------------------------------------------------

     RESOLVED, that Article Five of the Articles of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

                                  ARTICLE FIVE

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 40,200,000, divided into two classes consisting of 200,000 shares designated as Preferred Stock, without par value, issuable in series as hereinafter provided (hereinafter referred to as the "Preferred Stock"), and 40,000,000 shares designated as Common Stock, without par value (hereinafter referred to as the "Common Stock").

     Paragraph 2: The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class hereinabove designated shall be as follows:

         Section 1. Issuance of Preferred Stock in Series. The Preferred Stock may be divided into and issued from time to time as shares of one or more series, each series to be appropriately designated by a distinguishing number, letter, or title prior to the issue of any shares thereof. The Preferred Stock of all series shall be of the same class and of equal rank and shall be identical except as to the terms that may be fixed by the Board of Directors as hereinafter in this Section 1 provided. All shares of each series shall be alike in every particular. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors shall fix and is hereby expressly empowered to fix, in the manner provided by law, the following relative rights and preferences, in respect of any or all of which there may be variations between different series:

                (i) The designation of such series and the number of shares which shall constitute such series, which number may, unless the authorized number of shares of such series shall be limited, be increased or decreased (but not below the number of shares thereof, if any, then outstanding) from time to time by like action of the Board of Directors;

               (ii) The rate of dividend;

              (iii) The price at and the terms and conditions on which shares may be redeemed;

               (iv) The amount payable on shares of such series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation;

                (v) The amount payable on shares of such series in the event of any involuntary liquidation, dissolution or winding up of the affairs of the corporation;

               (vi) Any sinking fund provisions for the redemption or purchase of shares;

              (vii) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

--------------------------------------------------------------------------------

                (viii) Any special voting rights providing for the required approval of a specified proportion of the shares of any series for any specified corporate action;

so far as not inconsistent with the provisions of this Article Five applicable to all series of Preferred Stock. Shares of Preferred Stock shall be issued only as full-paid and nonassessable shares.

     All or any shares of any series of Preferred Stock at any time redeemed, purchased or acquired by the corporation shall be canceled in accordance with law and shall not be reissued as shares of the same series, but shall become authorized and unissued shares of Preferred Stock undesignated as to series.

     Section 2. Dividends. Out of any source lawfully available for the payment of dividends, as and when declared by the Board of Directors, the holders of Preferred Stock of each series shall be entitled to receive dividends at, but not exceeding, the maximum dividend rate fixed for such series and expressed in the certificates therefore, payable at the times fixed for such series and expressed in the certificates therefore, and accruing from the date of original issue of each share of such stock, before any dividends shall be declared or paid or set apart for payment on the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of any Preferred Stock.

     After full dividends on Preferred Stock for all past dividend periods and for the then current dividend period shall have been declared and paid, or set apart for payment, then, and not otherwise, dividends may be declared and paid out of any remaining source lawfully available for the payment thereof upon the Common Stock, share and share alike, to the exclusion of the holders of Preferred Stock.

     Section 3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of the Preferred Stock of each series shall be entitled to receive in cash for each share thereof the amount fixed for the respective series as herein provided, with an amount equal to any accrued and unpaid dividends thereon to the date fixed for such payment, before any distribution of the assets shall be made to the holders of Common Stock. After such payment shall have been made in full to the holders of the outstanding Preferred Stock or funds necessary for such payment shall have been set aside by the corporation in trust for the account of the holders of the outstanding Preferred Stock so as to be and continue available therefor, the remaining assets of the corporation shall be divided and distributed among the holders of the Common Stock ratably, share and share alike. If, upon such liquidation, dissolution or winding-up, the assets of the corporation distributable aforesaid among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably according to their respective interest among the holders of the Preferred Stock. A consolidation or merger of the corporation or any purchase or redemption of the stock of the corporation or any purchase or redemption of stock of the corporation of any class shall not be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 3.

     Section 4. Common Stock. Subject to the foregoing provisions of this Article Five, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefore upon the Common Stock of the corporation from time to time.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment to the holders of Preferred Stock of the amounts to which they are

--------------------------------------------------------------------------------
entitled as hereinbefore provided, the holders of the Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

     Section 5. No Pre-Emptive Rights. No holder of any shares of the capital stock of the corporation shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of this corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation of any class, or bonds, certificates of indebtedness debentures or other securities convertible into stock of this corporation or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     Section 6. Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     In all elections for directors every shareholder shall have the right to vote, in person or by proxy, for the number of shares owned by him, for as many persons as there are directors to be elected or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

--------------------------------------------------------------------------------

                                                                      APPENDIX A


PROXY                       UNITED CITIES GAS COMPANY                      PROXY

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1995

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of United Cities Gas Company hereby appoints Gene C. Koonce, James B. Ford and Shirley M. Hawkins as proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of United Cities Gas Company and at all adjournments thereof, to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee on Friday, April 28, 1995, at the hour of 10:30 a.m. (CDT), in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, THE NON-EMPLOYEE DIRECTOR STOCK PLAN, AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                  (Continued and to be signed on reverse side)

                PLEASE MARK VOTE IN SQUARE USING DARK INK ONLY.

1. Election of Directors

Nominees:  Dwight C. Baum, Dale A. Keasling, Dennis L. Newberry, II, Timothy W.
           Triplett

    / /  FOR            / /  WITHHOLD            / /  FOR ALL (Except Nominee(s)
                                                                written below)

--------------------------------------------------------------------------------

2. Proposal to approve a Non-Employee Director Stock Plan

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposed Amendment to the Articles of Incorporation

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion, on such other matters as may properly come before the meeting.

                                             PLEASE VOTE, SIGN, DATE AND RETURN
                                             THIS PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.

                                             Dated: _____________________ ,1995

                                             Signature(s) _____________________

                                             __________________________________
                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. Where applicable, indicate
                                             official position or representative
                                             capacity.